Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Director of Corporate and
	Chief Financial Officer	Investor Communications
	williamlowe@kemet.com	deandimke@kemet.com
	864-963-6484	954-766-2800

KEMET REPORTS PRELIMINARY FINANCIAL INFORMATION FOR THE FOURTH QUARTER AND FISCAL YEAR 2013

Greenville, South Carolina (May 9, 2013) - KEMET Corporation (“KEMET” or the “Company”) (NYSE: KEM) today reported preliminary results for the fourth fiscal quarter and fiscal year ended March 31, 2013, before our anticipated loss from our 34% equity interest related to NEC TOKIN.  Net sales for the fiscal year ended March 31, 2013 were $843.0 million which is a 14.4% decrease over the same period last fiscal year.

On a U.S. GAAP basis, for the fiscal year ended March 31, 2013, net loss before our equity loss from NEC TOKIN was $80.9 million, or $(1.80) per basic and diluted share compared to net income of $6.7 million or $0.13 per diluted share for fiscal year ended March 31, 2012.  Fiscal years 2013 and 2012 include various items affecting comparability as denoted in the U.S. GAAP to Non-U.S. GAAP reconciliation below.

Non-GAAP adjusted net loss before our anticipated loss from NEC TOKIN for the fiscal year ended March 31, 2013 was $27.0 million, or $(0.60) per basic and diluted share compared to adjusted net income of $54.5 million or $1.04 per diluted share for the fiscal year ended March 31, 2012.  Adjusted EBITDA for the fiscal years ended March 31, 2013 and 2012 was $59.8 million and $128.4, respectively.

On February 1, 2013 the Company’s wholly owned subsidiary, KEMET Electronics Corporation completed the acquisition of 34% economic interest (51% voting common stock interest) in NEC TOKIN Corporation.  The ownership interest in NEC TOKIN is treated as an equity method investment and as such the Company will report the 34% interest in the profit or loss of NEC TOKIN.  The net loss from NEC TOKIN for the two month period ended March 31, 2013 is not yet available.

Net sales for the quarter ended March 31, 2013 were $203.0 million which is a 3.6% decrease over the same quarter last fiscal year.  On a U.S. GAAP basis, for the fourth fiscal quarter of fiscal year 2013, net loss before equity loss from NEC TOKIN was $24.0 million, or $(0.53) per basic and diluted share compared to net loss of $11.7 million or $(0.26) per basic and diluted share for the same quarter last year.  The fourth quarters of fiscal years 2013, and 2012 includes various items affecting comparability as denoted in the U.S. GAAP to Non-U.S. GAAP reconciliation below.

Non-GAAP adjusted net loss, before our anticipated loss from NEC TOKIN, was $9.8 million or $(0.22) per basic and diluted share for the fourth quarter of fiscal year 2013 compared to $7.0 million of adjusted net loss or $(0.16) per diluted share for the same quarter last year.  Adjusted EBITDA for the quarter ended March 31, 2013 was $11.4 million as compared to $9.7 million for the quarter ended March 31, 2012.

“Per Loof, KEMET’s Chief Executive Officer, stated, “Revenue remained more or less flat to our prior quarter as forecasted and seems to have leveled off at this level for at least one more quarter. The team remains focused on delivering improved financial results even as the industry remains trapped by an economy that is moving sideways.  We expect to see benefits during our next fiscal year from our relationship with NEC TOKIN primarily related to our recently signed PLP and cross-licensing agreements.  We are optimistic that we can build significant shareholder value from our recent equity investment.”

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

QUIET PERIOD

Beginning July 1, 2013, we will observe a quiet period during which the information provided in this news release and our annual report on Form 10-K will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following:

(i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) adverse economic conditions could cause the write down of long-lived assets or goodwill; (iii) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased materials; (iv) changes in the competitive environment; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political, or regulatory changes in the countries in which we operate; (vii) difficulties, delays or unexpected costs in completing the restructuring plan; (viii) equity method investments expose us to a variety of risks; (ix) acquisitions and other strategic transactions expose us to a variety of risks; (x)  the inability to attract, train and retain effective employees and management; (xi) the inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xiv) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xv) volatility of financial and credit markets affecting our access to capital; (xvi) the need to reduce the total costs of our products to remain competitive; (xvii) potential limitation on the use of net operating losses to offset possible future taxable income; (xviii) restrictions in our debt agreements that limit our flexibility in operating our business; and (xix) additional exercise of the warrant by K Equity, LLC which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions.

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations - Highlights

(Amounts in thousands, except per share data)

(Unaudited)

	Quarters Ended		Fiscal Years Ended
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012

Net sales	$203,034	$210,668	$842,954	$984,833

Cost of sales	175,867	183,542	716,358	775,670

Operating income (loss)	(15,927)	(9,992)	(39,282)	37,801

Income (loss) before income taxes and equity loss from NEC TOKIN	(24,652)	(15,849)	(77,610)	8,444
Income tax expense (benefit)	(655)	(4,145)	3,318	1,752
Income (loss) before equity loss from NEC TOKIN	$(23,997)	$(11,704)	$(80,928)	$6,692

Net income (loss) per share before equity loss from NEC TOKIN (basic)	$(0.53)	$(0.26)	$(1.80)	$0.15
Net income (loss) per share before equity loss from NEC TOKIN (diluted)	$(0.53)	$(0.26)	$(1.80)	$0.13

Weighted-average shares outstanding:
Basic	44,953	44,662	44,897	43,285
Diluted	44,953	44,662	44,897	52,320

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets - Highlights

(Amounts in thousands, except per share data)

	March 31,
	2013	2012

Cash and cash equivalents	$95,978	$210,521
Accounts receivable, net	96,564	104,950
Inventories, net	205,615	212,234

Accounts payable	73,669	74,404

Short-term debt	10,793	1,951
Long-term debt	369,990	341,841
Debt premium	2,717	3,539
Total debt	383,500	347,331

Total stockholders’ equity	276,760	358,996

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Cash Flows - Highlights

(Amounts in thousands)

(Unaudited)

	Fiscal Years Ended March 31,
	2013	2012	2011
Net cash (used in) provided by operating activities	$(24,312)	$80,730	$113,968

Capital expenditures	(46,174)	(49,314)	(34,989)
Investment in NEC TOKIN	(50,917)	—	—
Change in restricted cash	(15,284)	—	—

Proceeds from issuance of debt	39,825	116,050	227,525
Deferred acquisition payments	(16,900)	—	—

Net (decrease) increase in cash and cash equivalents	(113,952)	59,169	71,066

Non-U.S. GAAP Financial Measures

In this news release, the Company makes reference to certain Non-U.S. GAAP financial measures, including “Adjusted net income (loss) before equity loss from NEC TOKIN”, “Adjusted net income (loss) before equity loss from NEC TOKIN per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management.

Adjusted Net Income (Loss) Before Equity Loss From NEC TOKIN and Adjusted Net Income (Loss) Before Equity Loss From NEC TOKIN Per Share

“Adjusted net income (loss) before equity loss from NEC TOKIN” and “Adjusted net income (loss) before equity loss from NEC TOKIN per share” represent net income (loss) before equity loss from NEC TOKIN and net income (loss) before equity loss from NEC TOKIN per share excluding write down of long-lived assets, restructuring charges related primarily to equipment moves and employee severance, plant start-up costs, amortization related to debt issuance costs and debt discount, net gain/loss on sales and disposals of assets, ERP integration costs, stock-based compensation expense, net foreign exchange gain/loss, inventory write-downs, registration related fees, acquisition related fees, gain on licensing of patents, loss on early extinguishment of debt, income tax expense related to foreign tax law changes which limit the utilization of net operating losses, curtailment and settlement gain on benefit plans, goodwill impairment and income tax effect on non-GAAP adjustments.  Management believes that these Non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company.  Management uses these Non-U.S. GAAP financial measures to evaluate operating performance.  Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income (loss) before equity loss from NEC TOKIN to Non-U.S. GAAP adjusted net income (loss) before equity loss from NEC TOKIN:

	GAAP to Non-GAAP Reconciliation
	(Unaudited)
	Quarters Ended			Fiscal Years Ended
	March 31, 2013	December 31, 2012	March 31, 2012	March 31, 2013	March 31, 2012
	(Amounts in thousands, except per share data)
Including adjustments (GAAP)
Net sales	$203,034	$200,297	$210,668	$842,954	$984,833

Net income (loss) before equity loss from NEC TOKIN	$(23,997)	$(14,257)	$(11,704)	$(80,928)	$6,692
Net income (loss) before equity loss from NEC TOKIN per share (basic)	$(0.53)	$(0.32)	$(0.26)	$(1.80)	$0.15
Net income (loss) before equity loss from NEC TOKIN per share (diluted)	$(0.53)	$(0.32)	$(0.26)	$(1.80)	$0.13

Excluding the following items (Non-GAAP)

Net income (loss) before equity loss from NEC TOKIN	$(23,997)	$(14,257)	$(11,704)	$(80,928)	$6,692
Adjustments:
Restructuring charges	5,047	3,886	876	18,719	14,254
Acquisition related fees	3,009	164	866	4,581	1,476
ERP integration costs	2,469	1,458	2,772	7,702	7,707
Net curtailment and settlement gain on benfit plans	1,354	587	—	266	—
Plant start-up costs	1,307	1,524	2,190	6,122	3,574
Stock-based compensation expense	1,015	1,078	1,697	4,599	3,075
Amortization included in interest expense	1,092	1,122	696	4,138	3,599
Net foreign exchange (gain) loss	(911)	(464)	(652)	(28)	919
Write down of long lived assets	264	3,084	—	7,582	15,786
Loss (gain) on sales and disposals of assets	141	(196)	226	18	318
Registration related fees	—	—	—	20	281
Goodwill impairment	—	—	—	1,092	—
Income tax effect of non-GAAP adjustments (1)	(591)	(228)	(3,991)	(906)	(3,203)

Adjusted net income (loss) before equity loss from NEC TOKIN (excluding adjustments)	$(9,801)	$(2,242)	$(7,024)	$(27,023)	$54,478
Adjusted net income (loss) before equity loss from NEC TOKIN per basic share (excluding adjustments)	$(0.22)	$(0.05)	$(0.16)	$(0.60)	$1.26
Adjusted net income (loss) before equity loss from NEC TOKIN per diluted share (excluding adjustments)	$(0.22)	$(0.05)	$(0.16)	$(0.60)	$1.04

(1)         The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction, and includes the income tax affect of law changes related to the utilization of net operating loss carryforwards.

Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before equity loss from NEC TOKIN, income tax expense (benefit), net interest expense, and depreciation and amortization expense, adjusted to exclude: restructuring charges, write down of long-lived assets, ERP integration costs, plant start-up costs, stock-based compensation expense, goodwill impairment, acquisition related fees, net curtailment and settlement gain/loss on benefit plans, net foreign exchange gain/loss, net loss on sales and disposals of assets and registration related fees.  We use Adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•                  it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•                  it does not reflect changes in, or cash requirements for, our working capital needs;

•                  it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•                  it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•                  it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•                  other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only supplementally.

The following tables provide a reconciliation from U.S. GAAP net income (loss) before equity loss from NEC TOKIN to Adjusted EBITDA (amounts in thousands):

	Fiscal Year 2013
	Q1	Q2	Q3	Q4	Total
Net loss before equity loss from NEC TOKIN	$(17,753)	$(24,921)	$(14,257)	$(23,997)	$(80,928)

Adjustments:
Income tax expense (benefit)	1,771	1,787	415	(655)	3,318
Interest expense, net	10,426	10,110	10,193	10,463	41,192
Depreciation and amortization expense	11,656	11,521	10,502	11,880	45,559
Restructuring charges	1,264	8,522	3,886	5,047	18,719
Write down of long lived assets	—	4,234	3,084	264	7,582
ERP integration costs	1,676	2,099	1,458	2,469	7,702
Plant start-up costs	1,361	1,930	1,524	1,307	6,122
Acquisition related fees	542	866	164	3,009	4,581
Stock-based compensation expense	1,264	1,242	1,078	1,015	4,599
Goodwill impairment	—	1,092	—	—	1,092
Loss (gain) on sales and disposals of assets	104	(31)	(196)	141	18
Net curtailment and setlement gain on benefit plans	—	(1,675)	587	1,354	266
Net foreign exchange loss (gain)	1,789	(442)	(464)	(911)	(28)
Registration related fees	20	—	—	—	20
Adjusted EBITDA	$14,120	$16,334	$17,974	$11,386	$59,814

	Fiscal Year 2012
	Q1	Q2	Q3	Q4	Total
Net income (loss)	$31,849	$14,318	$(27,771)	$(11,704)	$6,692

Adjustments:
Income tax expense (benefit)	1,731	2,047	2,119	(4,145)	1,752
Interest expense, net	7,357	7,251	6,974	6,810	28,392
Depreciation and amortization expense	11,159	11,852	10,373	10,740	44,124
Restructuring charges	1,025	1,605	10,748	876	14,254
Write down of long lived assets	—	—	15,786	—	15,786
ERP integration costs	1,205	1,918	1,812	2,772	7,707
Plant start-up costs	—	718	666	2,190	3,574
Acquisition related fees	610	—	—	866	1,476
Stock-based compensation expense (recovery)	1,191	984	(797)	1,697	3,075
Loss (gain) on sales and disposals of assets	123	(40)	9	226	318
Net foreign exchange (gain) loss	(123)	1,391	303	(652)	919
Registration related fees	204	77	—	—	281
Adjusted EBITDA	$56,331	$42,121	$20,222	$9,676	$128,350